FINANCIAL STATEMENTS
EXHIBIT 99

Financial Statements and
Supplemental Schedule
Wilmington Trust
Thrift Savings Plan
Years ended December 31, 2007 and 2006
With Report of Independent Registered Public Accounting Firm

WILMINGTON TRUST THRIFT SAVINGS PLAN
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
Years ended December 31, 2007 and 2006

PAGE
FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	1

Statements of Net Assets Available for Benefits	2

Statements of Changes in Net Assets Available for Benefits	3

Notes to Financial Statements	4

SUPPLEMENTAL SCHEDULE

Schedule H, Line 4i — Schedule of Assets (Held At End of Year)

Note:	All other schedules required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because there is no information to report.

KPMG	KPMG LLP 1601 Market Street Philadelphia, PA 19103-2499
Report of Independent Registered Public Accounting Firm
To the Board of Directors
Wilmington Trust Corporation:
We have audited the accompanying statements of net assets available for benefits of the Wilmington Trust Thrift Savings Plan (the Plan) as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2007 and 2006, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2007, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
As further described in Note C, during 2006 the Plan adopted Financial Accounting Standards Board Staff Position AAG INV-1 and Statement of Position 94-4-1, Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans.
/s/ KPMG

Philadelphia, Pennsylvania
June 27, 2008
KPMG, LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

WILMINGTON TRUST THRIFT SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2007	2006
ASSETS

Investments, at fair value	$210,289,370	$194,493,318
Contributions receivable — Employer	159,193	149,747
Participants	503,175	486,107

NET ASSETS, REFLECTING INVESTMENTS AT FAIR VALUE	210,951,738	195,129,172

ADJUSTMENT FROM FAIR VALUE TO CONTRACT VALUE FOR FULLY BENEFIT- RESPONSIVE INVESTMENT CONTRACTS	138,752	893,723

NET ASSETS AVAILABLE FOR BENEFITS	$211,090,490	$196,022,895

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended December 31,
	2007	2006
ADDITIONS

Investment income:
Net appreciation in fair value of investments	$4,514,531	$17,528,763
Dividends	2,961,354	2,182,523
Participant loan interest	212,265	187,021

	7,688,150	19,898,307

Contributions:
Employer	4,385,011	3,997,303
Employee	13,730,709	12,604,751
Rollovers from other plans	1,302,623	3,154,007

	19,418,343	19,756,061

Total additions	27,106,493	39,654,368

DEDUCTIONS

Benefits paid to participants	11,912,606	12,849,295
Administrative expenses	126,292	185,225

Total deductions	12,038,898	13,034,520

NET INCREASE	15,067,595	26,619,848

NET ASSETS AVAILABLE FOR BENEFITS AT BEGINNING OF YEAR	196,022,895	169,403,047

NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR	$211,090,490	$196,022,895

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
NOTE A — Significant Accounting Policies
The financial statements of the Wilmington Trust Thrift Savings Plan (the “Plan”) are prepared on the accrual basis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Investments in the Pooled Separate Accounts are valued based on the current market value of the underlying assets of the fund. Investments of the Plan also include a money market fund as well as shares of the common stock of Wilmington Trust Corporation, which along with investments in the Mutual Funds, are valued at their last reported sales price on the last business day of the Plan year. The Wilmington Stable Value Fund (the “Stable Value Fund”) invests principally in traditional investment contracts. The fair value of the Stable Value Fund is based on the net assets at fair value as reported by Met Life, whose investment contract is the sole asset of the Stable Value Fund. The fair value is adjusted to contract value on the last day of the Plan year. Participant loans are carried at the unpaid principal balance, which approximates their fair value. Changes in unrealized appreciation or depreciation are reflected in the Statements of Changes in Net Assets Available for Benefits.
Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.
Benefits are recorded when paid.
NOTE B — Description of the Plan
The Plan is a defined contribution plan established January 1, 1985, which covers all full-time and part-time employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).
Subject to limitations of the Internal Revenue Code (“IRC”), employees may contribute 1% to 25% of their base salaries and eligible incentives. The first 6% of each participant’s pre-tax contributions is eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. For 2007, an employee was eligible to become a participant in the Plan upon hire. For 2006, an employee was eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, or October 1) following the first date of employment. Participation in the Plan is voluntary and participants have the option to invest in various securities and can change their investment options daily. For 2007, participants could change the level of their contributions at any time. For 2006, participants could change the level of their contributions quarterly.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
NOTE B — Description of the Plan (cont.)
Beginning January 1, 2007, any employee who did not enroll in the Plan was automatically enrolled at a 3% pre-tax deferral rate effective the first of the month following 30 days of employment. Automatic enrollment deferrals are invested in the Wilmington Trust Conservative Asset Allocation Fund. The 3% pre-tax deferral election and the default investment option remain in effect until the participant changes them.
Each participant’s account is credited with the participant’s contribution and an allocation of the Company’s contribution and Plan earnings (losses). The benefit to which a participant is entitled is that which can be provided from the participant’s account. Participants are vested in the Company’s matching contribution at the rate of 20% for each year of service and become 100% vested after five years of vesting service.
Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. Forfeitures may first be used to pay Plan expenses. Any forfeitures left after paying Plan expenses are used to offset employer contributions. Forfeitures for the years ended December 31, 2007 and 2006 were $50,863 and $50,368, respectively.
For 2007 and 2006, the Company paid the expenses of the Plan, except for the investment management fees paid by the participants invested in the non-Wilmington funds.
The Plan permits participants to borrow not more than the greater of one-half of their vested account balances or $50,000. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the vested balance in the participants’ accounts. Interest rates on outstanding loans range from 5.00% to 10.75%.
The Company has the right under the Plan to discontinue its contributions to and to amend or terminate the Plan at any time. Upon termination of the Plan, the accounts of participants vest and become nonforfeitable.
Wilmington Trust Company (“WTC”), a wholly owned subsidiary of the Corporation, is the Plan administrator. The Plan’s investments are held in a trust, for which WTC is trustee. Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Department of WTC.
NOTE C — Investments
The fair value of individual investments that represent 5% or more of the Plan’s net assets available for benefits as of December 31 are as follows:

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
NOTE C — Investments (cont.)

	2007	2006
Common Stock: (fair value based on quoted market prices)
* Wilmington Trust Corporation Common Stock	$19,905,072	$23,046,369

Common/ Collective Trusts: (estimated fair value)
* Wilmington Stable Value Fund	25,488,902	23,811,288

Mutual Funds: (fair value based on quoted market prices)
Vanguard Windsor II Fund	16,151,025	14,548,107

* Wilmington Multi-Manager International I Fund	20,649,882	16,583,479

* Wilmington Broad Market Bond Fund	N/A	9,824,605

* Wilmington Small-Cap Core I Fund	13,805,681	15,151,803

* Wilmington Large-Cap Value I Fund	16,761,271	16,637,588

* Wilmington Large-Cap Growth I Fund	15,115,180	14,151,248

Fidelity Advisor Diversified International I Fund	12,536,584	9,922,425

*	Indicates parties-in-interest.
During 2007 and 2006, the Plan’s investments (including investments purchased and sold, as well as held during the year) appreciated/(depreciated) in fair value as follows:

	Year Ended December 31,
	2007	2006

Pooled Separate Accounts (estimated fair value)	$372,129	$905,321

Wilmington Trust Corporation Common Stock (fair value based on quoted market prices)	(3,770,784)	1,854,006

Common/ Collective Trusts (estimated fair value)	1,184,877	1,046,770

Mutual Funds (fair value based on quoted market prices)	6,728,309	13,722,666

	$4,514,531	$17,528,763

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
NOTE C — Investments (cont.)
On December 29, 2005, the Financial Accounting Standards Board (“FASB”) issued Financial Accounting Standards Board Staff Position (FSP) AAG INV-1 and Statement of Position 94-4-1, Reporting of Fully Benefit-Responsive Investment Contacts Held by Certain Investment Companies Subject to the AICPA Investment Company Audit Guide and Defined-Contribution Health and Welfare and Pension Plans (the “FSP”). The FSP provides a definition of fully benefit-responsive investment contracts and guidance on financial statement presentation and disclosure of fully benefit-responsive investment contracts. The Plan adopted the FSP for the year ended December 31, 2006.
One of the investment options offered by the Plan, the Stable Value Fund, is a common collective trust that is fully invested in investment contracts deemed to be fully benefit-responsive within the meaning of the FSP. The FSP requires fully benefit-responsive contracts to be valued at fair value and adjusted to contract value. Contract value is the relevant measure to the Plan because it is the amount that is available for Plan benefits. The adoption of the FSP had no impact on net assets available for plan benefits or changes in net assets available for plan benefits.
In the Statements of Net Assets Available for Benefits, the Plan is required to reflect this investment at fair value, with a corresponding adjustment to contract value. The fair value of this fund as of December 31, 2007 and 2006 was $25,488,902 and $23,811,288, respectively. The contract value of the fund as of December 31, 2007 and 2006, which is a component of net assets available for benefits, totaled $25,627,654 and $24,705,011, respectively. The average yield and crediting interest rate for the Stable Value Fund for the years ended December 31, 2007 and 2006 was 4.85% and 4.55%, respectively.
NOTE D — Income Tax Status
The Plan has received a favorable determination letter from the Internal Revenue Service dated September 3, 2004, stating that the Plan and related trust are designed in accordance with the applicable sections of the Internal Revenue Code (IRC) and, therefore, the related trust is exempt from taxation. The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable provisions of the IRC. Accordingly, the accompanying financial statements do not include a provision for income taxes.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
NOTE E — Reconciliation of Financial Statements to Form 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

	December 31,
	2007	2006

Net assets available for benefits per the financial statements	$211,090,490	$196,022,895
Adjustment from contract value to fair value for fully benefit-responsive investment contracts held by the Stable Value Fund	(138,752)	(893,723)
Amounts allocated to withdrawn participants	—	(46,672)

Net assets available for benefits per the Form 5500	$210,951,738	$195,082,500

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

	2007	2006
Benefits paid to participants per the financial statements	$11,912,606	$12,849,295
Add: Amounts allocated on Form 5500 to withdrawn participants at December 31, 2007 and 2006, respectively	—	46,672
Less: Amounts allocated to withdrawn participants at December 31, 2006 and 2005, respectively	(46,672)	(520,471)

Benefits paid to participants per the Form 5500	$11,865,934	$12,375,496

Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year-end but not yet paid.
The following is a reconciliation of net increase in net assets available for benefits per the financial statements to the Form 5500:

December 31,
2007
Net increase in net assets available for benefits per the financial statements	$15,067,595
Add: Amounts allocated to withdrawn participants at December 31, 2006	46,672
Add: Adjustment from contract value to fair value for fully benefit-responsive investment contracts held by the Stable Value Fund at December 31, 2007	(138,752)
Less: Adjustments from contract value to fair value for fully benefit-responsive investment contracts held by the Stable Value Fund at December 31, 2006	893,723

Net increase in net assets available for benefits per the Form 5500	$15,869,238

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
NOTE F — Related-Party Transactions
Plan investments include shares of the common stock of the Corporation. As of December 31, 2007 and 2006, the Wilmington Trust Corporation Fund held 565,485 and 546,511 shares of the Corporation’s common stock, respectively. WTC is the trustee as defined by the Plan and, therefore, the transactions qualify as party-in-interest transactions. The participants pay the investment management fees associated with the non-Wilmington funds. Other fees incurred for investment management, custodial and recordkeeping services were paid by WTC for the years ended December 31, 2007 and 2006.
Participants have loans from their fund accounts outstanding in the amount of $3,263,072 and $3,003,209 as of December 31, 2007 and 2006, respectively.
NOTE G — Risk and Uncertainties
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

SCHEDULE H, Line 4i — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
Wilmington Trust Thrift Savings Plan
EIN 51 0291463
PLAN NUMBER 002
PLAN YEAR END 12/31/2007

		(C)
	(B)	Description of investment
	Identity of issuer,	including maturity date, rate of
	borrower,	interest, collateral, par or	(D)	(E)
(A)	lessor or similar party	maturity value.	Shares / Units	Current Value
	Principal Life Insurance Company	Pooled Separate Accounts PRIN LARGE- CAP STK IDX SEP ACCT	141,099	$8,067,702
	Principal Life Insurance Company	Pooled Separate Accounts PRIN MID- CAP STK IDX SEP ACCT	7,031	160,614
*	Wilmington Trust Corporation	Corporate Stock — Common Wilmington Trust Corporation	565,485	19,905,072
*	Principal Life Insurance Company	Common/Collective Trusts WILMINGTON STABLE VALUE FUND	196,511	25,488,902
	Principal Life Insurance Company	Registered Investment Company VANGUARD WINDSOR II FUND	516,667	16,151,025
	Principal Life Insurance Company	Registered Investment Company FIDELITY ADV EQ GROWTH INSTL	118,968	8,158,843
	Principal Life Insurance Company	Registered Investment Company FIDELITY ADV DIV INTL I FUND	564,965	12,536,584
	Principal Life Insurance Company	Registered Investment Company AMERICAN CENTURY SM CO INV FUND	948,419	7,871,879
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON BROAD MARKET BOND FUND	1,079,020	10,542,022
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP CORE I FUND	221,670	4,185,138
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP STRATEGIC	518,649	7,121,046
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP VALUE I FUND	1,479,371	16,761,271
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP GROWTH I FUND	1,179,952	15,115,180
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON REAL ESTATE PTFOLIO	296,005	4,703,521
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON SMALL-CAP CORE I FUND	1,769,959	13,805,681
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON SMALL-CAP STRATEGIC	246,790	2,524,665
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON MULTI-MGR INTL I FUND	2,131,051	20,649,882
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON AGGR ASSET ALLOC INST FUND	515,722	6,064,889
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON CONS ASSET ALLOC INST FUND	106,980	1,160,728
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON ETF ASSET ALLOC INST FUND	332,728	3,996,060
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON MOD ASSET ALLOC INST FUND	126,902	1,404,809
	Northern Institutional Government	Money Market Mutual Fund	630,453	630,453
*	Participant Loans	Range of Interest Rates Rates Range From 5.00% to 10.75%	3,263,072	3,263,072
*	Wilmington Trust Company	Savings Accounts Rates Range From .20% to .30%	20,332	20,332

		Total		$210,289,370

*	Indicates parties-in-interest
See accompanying Report of Independent Registered Public Accounting Firm.